UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 18, 2026

FIRSTCASH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-10960	87-3920732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 West 7th Street, Fort Worth, Texas 76102

(Address of principal executive offices, including zip code)

(817) 335-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	FCFS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act of 1934.   ☐

Item 3.03	Material Modification to Rights of Security Holders.

As previously disclosed, FirstCash Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 9, 2026, at which Annual Meeting a majority of the Company’s stockholders approved the reincorporation of the Company to the State of Texas. Following the approval of the reincorporation by the Company’s stockholders and in order to effect the reincorporation, on June 18, 2026, the Company (i) filed a certificate of conversion with the Secretary of State of the State of Delaware, and (ii) filed with the Secretary of State of the State of Texas (x) a certificate of conversion with a plan of conversion (the “Plan of Conversion”), pursuant to which the reincorporation of the Company from the State of Delaware to the State of Texas (the “Texas Reincorporation”) became effective on June 18, 2026 (the “Effective Time”), and (y) a certificate of formation (the “Texas Charter”).

As of the Effective Time, the affairs of the Company ceased to be governed by the laws of the State of Delaware, the Company’s existing Amended and Restated Certificate of Incorporation (the “Delaware Charter”) and the Company’s existing Amended and Restated Bylaws (the “Delaware Bylaws”), and instead became governed by the laws of the State of Texas, the Texas Charter and the amended and restated bylaws approved by the Company’s board of directors (the “Texas Bylaws”).

The Company will continue in existence as a Texas corporation and will continue to operate its business under the name, “FirstCash Holdings, Inc.” The Texas Reincorporation did not result in any change in headquarters, business, jobs, management, properties, location of any of the Company’s offices or facilities, number of employees, obligations, assets, liabilities or net worth (other than as a result of the transaction costs related to the Texas Reincorporation and the cost of corporate franchise taxes). The Texas Reincorporation did not adversely affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under such material contractual arrangements continue to be the rights and obligations of the Company after the Texas Reincorporation.

At the Effective Time, each outstanding share of common stock, par value $.01 per share, of the Delaware corporation (the “Delaware Corporation Common Stock”) automatically converted into one outstanding share of common stock, par value $.01 per share, of the Texas corporation (the “Texas Corporation Common Stock”) pursuant to the Plan of Conversion. Stockholders of the Company do not need to exchange their existing stock certificates for new stock certificates. There will be no interruption in trading: the shares of the Texas Corporation Common Stock continue to be traded on the Nasdaq Stock Market under the symbol “FCFS.”

At the Effective Time, each employment letter or agreement, employee benefit plan or agreement, incentive compensation plan or agreement or other similar plan or agreement to which the Delaware corporation was a party, or otherwise maintained, sponsored or contributed to, continued to be a plan or agreement of the Texas corporation on the same terms and conditions. To the extent that any such plan, letter or agreement provided for the issuance, or was otherwise based on the value, of common stock or other equity securities of the Delaware corporation, as of the Effective Time, automatically by virtue of the conversion, such plan or agreement was deemed to provide for the issuance, or be based on the value, of common stock or other equity securities of the Texas corporation, respectively.

Certain rights of the Company’s stockholders changed as a result of the Texas Reincorporation. A more detailed description of the Plan of Conversion, the Texas Charter, the Texas Bylaws and the effects of the Texas Reincorporation is set forth under the heading “Proposal 4 - Approval of the Reincorporation of the Company to the State of Texas by Conversion” in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 28, 2026, which description is incorporated herein by reference. Copies of the Plan of Conversion, the Texas Charter and the Texas Bylaws are filed as Exhibits 2.1, 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Plan of Conversion
3.1	Certificate of Formation of FirstCash Holdings, Inc.
3.2	Amended and Restated Bylaws of FirstCash Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2026
FIRSTCASH HOLDINGS, INC.
(Registrant)

/s/ R. DOUGLAS ORR
R. Douglas Orr
Executive Vice President and Chief Financial Officer
(As Principal Financial Officer)